                                                               EXHIBIT 99.6



                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                            GUARDSMAN PRODUCTS, INC.
                   (Not To Be Used For Signature Guarantees)

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $1.00 par value per share (the "Shares"), of Guardsman Products, Inc., a Delaware corporation (the "Company"), and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 8, 1986, as amended, between the Company and Chemical Bank, as Rights Agent, are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). (Unless the context otherwise requires, all references to Shares shall include the Rights.) Such form may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
                                                                  By Hand or By Overnight
           By Mail:              By Facsimile Transmission:              Courier:
      Tenders & Exchanges              (201) 222-4720               Tenders & Exchanges
         P.O. Box 2559                       or                       14 Wall Street
     Suite 4660-Guardsman              (201) 222-4721              Suite 4680-Guardsman
    Jersey City, New Jersey                                              8th Floor
           07303-2559                                            New York, New York 10005
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         Confirm Receipt of Notice of Guaranteed Delivery by Telephone

                                 (201) 222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution or by a recognized member of a Medallion Signature Guarantee Program under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to LP Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lilly Industries,
Inc., an Indiana corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated March 8, 1996 (the "Offer to
Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
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
  Number of Shares:                              Name(s) of Record Holders:
  Share Certificate Numbers (if available):      --------------------------------------------
  --------------------------------------------   --------------------------------------------
  --------------------------------------------   Please Type or Print
                                                 --------------------------------------------
  If Shares will be delivered by book-entry      Address(es)
    transfer, check one box:                     --------------------------------------------
  / / The Depository Trust Company                                                   Zip Code
  / / Midwest Securities Trust Company           --------------------------------------------
  / / Philadelphia Depository Trust Company      Area Code and Telephone No.
                                                 --------------------------------------------
                                                 --------------------------------------------
                                                 --------------------------------------------
  Account Number                                               (Signatures)

  Dated:                , 1996                     Dated:                , 1996
       ----------------                                  ----------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a commercial bank or trust company or savings institution having an office or correspondent in the United States or a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -----------------------------    ----------------------------------
                                                    Authorized Signature
Address:                                      Name:
        ----------------------------------         -----------------------------
                                                       Please Type or Print
        ----------------------------------
                                 Zip  Code
                                              Title:
Area Code and                                       ----------------------------
Telephone Number
                --------------------------

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
                SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER
                OF TRANSMITTAL.